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Exhibit 32.1

                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the filing of the Quarterly Report of Paragon Real Estate Equity and Investment Trust (the "Company") on Form 10-QSB for the period ending September 30, 2003 (the "Report") with the Securities and Exchange Commission, I, James C. Mastandrea, Chief Executive Officer and I, John J. Dee, Chief Financial Officer, of the Company, certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

         (1) the Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and

         (2) the information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

                                       PARAGON REAL ESTATE EQUITY AND INVESTMENT
                                       TRUST
                                       By:       /s/ James C. Mastandrea
                                           -------------------------------------
Date: November 5, 2003                            James C. Mastandrea
                                                Chief Executive Officer

                                       PARAGON REAL ESTATE EQUITY AND INVESTMENT
                                       TRUST
                                       By:       /s/ John J. Dee
                                           -------------------------------------
Date: November 5, 2003                            John J. Dee
                                                Chief Financial Officer

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